EXHIBIT 99.1

Innovation1 Biotech (IVBT) Completes Name and Ticker Symbol Change from Gridiron BioNutrients (GMVP)

NEW YORK, April 4, 2022 — Innovation1 Biotech Inc. (OTCQB: IVBT) (“Innovation1” or the “Company”), a small molecule drug discovery company focused on the clinical development of modified Schedule 1 molecules of botanical origin, today announced it has completed the Company’s corporate name change from “Gridiron BioNutrients, Inc.” to “Innovation1 Biotech Inc.” In conjunction with the name change, the Company’s ticker symbol will be changed to “IVBT” effective at the open of market trading today, April 4, 2022.

These changes follow the Company’s 2021 acquisition of certain assets of ST Biosciences, Ltd. (“STB”), including intellectual property assets relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, for the treatment of fibromyalgia and chronic fatigue syndrome. Mioxal is already approved for sale across Europe. Innovation1 expects to initiate sales of this product in the marketplace in 2022.

The name and ticker symbol change align with Innovation1’s goal to become a leader in the development of modified Schedule 1 molecules of botanical origin and to deliver innovative change in the psychedelic and cannabinoid space. The Company’s portfolio includes five proprietary preclinical prodrugs, all fully synthetic without connection to botanical sourcing: a mushroom-derived psychedelic molecule for treatment of post-traumatic stress disorder and depression, a novel cannabinoid for treatment of addiction and three additional cannabinoid prodrugs addressing clinical indications of refractory epilepsy, burn wounds and uveitis. In addition, Innovation1’s nutraceutical complex, Mioxal, is designed and formulated to contribute and help maintain normal energy metabolism, improve mood and reduce fatigue for those suffering from fibromyalgia and chronic fatigue syndrome.

“Today marks a key milestone in our transformation into a biopharmaceutical pioneer,” said Jeffrey Kraws, CEO of Innovation1 Biotech. “This new name reflects our mission to advance next generation pharmaceutical analogs of Schedule 1 botanicals, with a unique approach designed to realize many advantages during the clinical and commercialization process. With our deep portfolio of novel, cutting-edge technologies to address major, unmet medical needs, and our team’s expertise in drug development and medicinal chemistry, we are well positioned to pursue this strategy, deliver long-term growth and maximize stockholder value.”

For more information on Innovation1, the Company recommends stockholders, investors, and any other interested parties review the Company’s public filings available at www.sec.gov.

About Innovation1 Biotech

Innovation1 Biotech Inc. is a small molecule drug discovery company focused on the clinical development of modified Schedule 1 molecules of botanical origin, where there is the opportunity to create breakthrough advances in diseases of unmet medical need. The Company’s portfolio includes five proprietary, fully synthetic preclinical prodrugs addressing independent clinical indications: a mushroom-derived psychedelic molecule for treatment of post-traumatic stress disorder and depression, a novel cannabinoid for treatment of addiction and three additional cannabinoid prodrugs addressing clinical indications of refractory epilepsy, burn wounds and uveitis. Innovation1 also owns a currently approved nutraceutical complex specially designed and formulated to contribute and help maintain normal energy metabolism, improve mood, and reduce fatigue for those suffering from fibromyalgia and chronic fatigue syndrome. Already with approval to sell throughout Europe, the Company anticipates initiating sales of this product in the marketplace in 2022.

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Forward Looking Statements

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Innovation1 Biotech Inc. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company's ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other risks and information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in our filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations or rules.

Contact Information:

Jeffrey Kraws, CEO

Innovation1 Biotech

jkraws@innovation1bio.com

Investor Relations:

Scott Eckstein

KCSA Strategic Communications

innovation1@kcsa.com

Tel: 212-896-1210

Media Relations:

McKenna Miller

KCSA Strategic Communications

mmiller@kcsa.com

Tel: 347-487-6197

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